UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 6, 2017

CROSSROADS CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

128 N. 13th Street, #1100

Lincoln, Nebraska 68508

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (402) 261-5345

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 6, 2017, Crossroads Capital, Inc. (the “Company”) received a notice (the “Notice”) from the Listings Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company did not hold an annual meeting of stockholders during the 12 months from the end of the Company’s fiscal year on December 31, 2015, as required by Nasdaq Listing Rules 5620(a) and 5810(c)(2)(G).

The Company will submit a plan to regain compliance pursuant to the procedures set forth in the Nasdaq Listing Rules no later than February 20, 2017. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the fiscal year end, or until June 29, 2017. While the plan is pending, the Company’s securities will continue to trade on Nasdaq.

Forward-Looking Statements

This report contains statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Crossroads Capital's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this Form 8-K, including the factors set forth in "Risk Factors" set forth in Crossroads Capital's Form 10-K and Form 10-Q filed with the Securities and Exchange Commission ("SEC"), and subsequent filings with the SEC. Please refer to Crossroads Capital's SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Crossroads Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2017	CROSSROADS CAPITAL, INC.

	By:	/s/ Ben H. Harris, J.D.
Ben H. Harris, J.D.
President and Chief Executive Officer